EXHIBIT 16.1







February 16, 1996




Securities and Exchange Commission
450 Fifth Street NW
Washington, DC  20549

Ladies and Gentlemen:

We have read Item 4 included in the attached Form 8-K dated
February 12, 1996 of Jefferson-Pilot Corporation filed with the
Securities and Exchange Commission, and are in agreement with the statements contained therein insofar as they relate to us.

Very truly yours,


/s/McGladrey & Pullen, LLP

McGLADREY & PULLEN, LLP

                                                             EXHIBIT 16.2





February 13, 1996




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549




Ladies and Gentlemen:

We have read Item 4 included in the attached Form 8-K dated
February 12, 1996 of Jefferson-Pilot Corporation filed with the
Securities and Exchange Commission, and are in agreement with the statements contained therein insofar as they relate to us.

Very truly yours,


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

February 16, 1996





VIA EDGAR

Securities and Exchange Commission
ATTENTION:  Filing Desk, Stop 1-4
450 Fifth Street N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

SUBJECT:  Jefferson-Pilot Corporation
          File No. 1-5955

Enclosed herewith is a Current Report on Form 8-K for Jefferson-
Pilot Corporation, the date of the earliest event reported being February 12, 1996.

Please confirm receipt of this filing by notifying the CompuServe mailbox maintained by Jefferson-Pilot.

Very truly yours,



 /s/ Robert A. Reed
Robert A. Reed
Vice President, Secretary
  and Associate General Counsel
Jefferson-Pilot Corporation